UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) 2016 Salary Information for Named Executive Officers

On January 26, 2016, the board of directors (the “Board”) of XenoPort, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee of the Board, the annual salaries and target bonus percentages for 2016 for the Company’s “named executive officers” (as defined under applicable securities laws). The 2016 compensation information for such named executive officers is set forth on Exhibit 10.41 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02(e) Performance-Based Restricted Stock Unit Awards to Section 16 Officers.

On January 26, 2016, the Board approved, upon the recommendation of the Compensation Committee of the Board, performance-based restricted stock units (“Performance-Based RSUs”) under the terms of the Company’s 2014 Equity Incentive Plan to the Company’s named executive officers in the following amounts:

Named Executive Officer	Performance- Based RSUs
Vincent J. Angotti Chief Executive Officer	65,000
Gregory T. Bates, DVM Senior Vice President of Regulatory Affairs and Quality	15,000
William G. Harris Senior Vice President of Finance and Chief Financial Officer	20,000
Richard Kim, MD Senior Vice President of Clinical Development and Medical Affairs, and Chief Medical Officer	20,000

Vesting of the Performance-Based RSUs is based upon the achievement of specified performance goals based on levels of annual net sales of HORIZANT over a two-year measurement period (fiscal years 2016 and 2017). If the minimum performance goal is achieved within the measurement period, then 2/3 of the Performance-Based RSUs will vest on the second anniversary of the grant date, and 1/3 of the Performance Based RSUs will vest on the third anniversary of the grant date, subject to the recipient’s continuous service through each such vesting date. If the minimum performance goal is not achieved, then the Performance-Based RSUs will be cancelled.

The Performance-Based RSUs may be settled in shares of common stock. The number of shares of common stock issuable pursuant to the Performance-Based RSU will be based on level of achievement of the performance goals, up to a maximum of 1.2 shares of common stock per Performance-Based RSU.

Item 5.02(e) Employee Bonus Retention Agreement with William G. Harris.

On January 26, 2016, the Company executed an Employee Bonus Retention Agreement with William G. Harris, the Company’s Senior Vice President, Finance and Chief Financial Officer, which provides that:

•	if Mr. Harris remains continuously employed by the Company through August 31, 2016 (the “Retention Date”), and Mr. Harris’ employment with the Company does not terminate until after such date, the Company will pay (i) a retention bonus to Mr. Harris in a lump sum amount equal to 12-months of Mr. Harris’ salary as of the Retention Date (payable within 30-days of the Retention Date), and (ii) a pro-rated portion of the bonus Mr. Harris would have earned, based on actual Company and individual performance had Mr. Harris remained an employee through the bonus payment date under the Company’s Amended and Restated Corporate Bonus Plan (payable on the same date that active Company employees are paid 2016 bonuses, but in no event later than March 15, 2017); and

•	Mr. Harris’ existing Severance Rights Agreement with the Company (the form of which is filed as Exhibit 10.40 to the Company’s Current Report on Form 8-K dated February 10, 2012) will be amended so that if Mr. Harris’ employment terminates for any reason on the Retention Date, including due to the Recipient’s resignation for any reason, for purpose of the Severance Rights Agreement, such termination of employment will be deemed to be a “Qualifying Termination,” entitling Mr. Harris to certain severance benefits (12-months’ salary and pro-rated bonus) payable in a lump sum within 30 days of Mr. Harris’ execution of a release of claims in favor of the Company.

•	In no event will Mr. Harris be entitled to a duplication of benefits under the Severance Rights Agreement and the Retention Bonus payable under Employee Bonus Retention Agreement.

The foregoing description of the Employee Bonus Retention Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement that is filed as Exhibit 10.42 to this Current Report on Form 8-K, which is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.41	2016 Executive Compensation Information.

10.42	Employee Bonus Retention Agreement, dated January 26, 2016, by and between XenoPort, Inc. and William G. Harris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: January 29, 2016	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.41	2016 Executive Compensation Information.

10.42	Employee Bonus Retention Agreement, dated January 26, 2016, by and between XenoPort, Inc. and William G. Harris.